Exhibit 99.1

Neptune Wellness Solutions Inc. Announces Pricing of US$4.5 Million Public Offering

LAVAL, QC and JUPITER, FL, September 21, 2023 /CNW/ - Neptune Wellness Solutions Inc. (“Neptune” or the “Company”) (NASDAQ: NEPT), a consumer-packaged goods company focused on plant-based, sustainable and purpose-driven lifestyle brands, today announced the pricing of its public offering of 1,800,000 of its common shares (or common share equivalents in lieu thereof) and accompanying warrants to purchase up to an aggregate of 1,800,000 common shares at a combined public offering price of US$2.50 per share and accompanying warrant, resulting in gross proceeds of approximately US$4.5 million. The warrants have an exercise price of US$2.50 per share, are immediately exercisable upon issuance and will expire five years following the date of issuance.

The closing of the offering is expected to occur on or about September 26, 2023, subject to the satisfaction of customary closing conditions. The Company plans to use the proceeds of the offering for working capital, including for payment of accounts payable due to suppliers.

In connection with this offering, the Company has agreed that certain existing warrants to purchase up to an aggregate of 478,132 common shares that were previously issued in October 2020, February 2021, March 2022, June 2022, October 2022 and May 2023, at exercise prices ranging from US$13.20 to US$3,150 per share with expiration dates ranging from October 22, 2025 to June 23, 2029, will be amended effective upon the closing of the offering, to reduce the exercise prices of the applicable warrants to US$2.50, with expiration dates five years following the closing of the offering, with the exception of warrants to purchase up to 24,320 common shares which will expire on June 23, 2029.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

A registration statement on Form S-1, as amended (No. 333-273545) (“Form S-1”), relating to the offering was filed with the Securities and Exchange Commission (“SEC”), and it was declared effective on September 21, 2023. The offering is being made only by means of a prospectus forming part of the effective registration statement. Copies of the preliminary prospectus and, when available, copies of the final prospectus, relating to the offering may be obtained on the SEC's website located at http://www.sec.gov. Electronic copies of the final prospectus relating to the offering may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Neptune Wellness Solutions Inc.

Headquartered in Laval, Quebec, Neptune is a consumer-packaged goods company.

Cautionary Note Regarding Forward Looking Statements

The Company cautions that statements in this press release that are not a description of historical facts, including, but not limited to, statements regarding the offering, the expected gross proceeds, the expected use of proceeds and the expected closing of the offering, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in Form S-1 and in other filings the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.